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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): September 30, 2002




                       Williams Communications Group, Inc.
             (Exact name of registrant as specified in its charter)



        Delaware                  1-15343                    73-1462856
    (State or other           (Commission                (I.R.S. Employer
    jurisdiction of           File Number)               Identification No.)
    incorporation)



  One Technology Center, Tulsa, Oklahoma                      74103
  (Address of principal executive offices)                  (Zip Code)




        Registrant's telephone number, including area code: 918-547-6000


                                 Not Applicable
          (Former name or former address, if changed since last report)


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Item 3. Bankruptcy or Receivership.

         On October 1, 2002, Williams Communications Group, Inc. (the "Registrant") announced that on September 30, 2002, the U.S. Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"), under the supervision of the Hon. Burton R. Lifland, U.S. Bankruptcy Judge, approved and entered an order confirming the Second Amended Joint Plan of Reorganization of Williams Communications Group, Inc. and CG Austria, Inc. (the "Plan of Reorganization") for the Registrant and one of its subsidiaries.

         On August 12, 2002, the Registrant filed with the Bankruptcy Court, among other things, the Plan of Reorganization. The Bankruptcy Court approved the Plan of Reorganization at a hearing before the Bankruptcy Court on September 30, 2002. The order confirming the Plan of Reorganization was signed by the Bankruptcy Court on September 30, 2002 (the "Confirmation Order"), and entered on the docket of the Bankruptcy Court on September 30, 2002.

         On the date the Plan of Reorganization becomes effective (the "Effective Date"), the Registrant will consummate certain transactions that reflect the central components of the Registrant's restructuring, including the capitalization of a newly formed corporation, WilTel Communications Group, Inc. ("WilTel"), with substantially all of the assets of the Registrant. Any and all outstanding shares of the Registrant will be cancelled and WilTel will issue 50,000,000 shares of its common stock in the manner described below (the "New WilTel Stock").

           On the Effective Date, a global settlement will be implemented with the Registrant's former parent, The Williams Companies, Inc. ("TWC"), the official committee of unsecured creditors appointed in the chapter 11 cases (the "Committee"), and Leucadia National Corporation ("Leucadia") which provided for, among other things, the mutual release of each of the parties, the purchase by Leucadia of TWC's unsecured claims against the Registrant (approximately $2.35 billion face amount) for $180 million, and the satisfaction of such TWC claims and a $150 million investment in WilTel by Leucadia in exchange for 44 percent of the New WilTel Stock (subject to dilution).

           On the Effective Date, the Registrant's senior redeemable notes and other unsecured indebtedness (approximately $3 billion) will be satisfied in exchange for 54 percent of the New WilTel Stock (subject to dilution) and the Registrant will hold 2 percent of the New WilTel Stock for satisfaction of certain securities claims.

           The Registrant will have prepaid and reduced amounts outstanding under the secured credit facility guaranteed by the Registrant from $975 million at the outset of the restructuring process to $375 million on the Effective Date.

         The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Plan of Reorganization filed in a Form 8-K on August 23, 2002, and appearing in Exhibit 99.2 to that Form 8-K as Exhibit A to the Registrant's Second Amended Disclosure Statement with Respect to Second Amended Joint Plan of Reorganization of Williams Communications Group, Inc. and CG Austria, Inc. (the "Disclosure Statement"). The Plan of Reorganization is incorporated by reference in this report. Modifications to the Plan of Reorganization as confirmed by the Bankruptcy Court are attached hereto as
Exhibit 99.3.


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         Information as to the Registrant's assets and liabilities is presented in its monthly operating statement for the month ended August 31, 2002, attached hereto as Exhibit 99.4.

Item 7. Financial Statements and Exhibits.

         The Registrant files the following exhibits as part of this report:

         Exhibit 99.1. Copy of the Order Confirming Second Amended Joint Plan of Reorganization of Williams Communications Group, Inc. and CG Austria, Inc.

         Exhibit 99.2. Second Amended Joint Plan of Reorganization of Williams Communications Group, Inc. and CG Austria, Inc. (filed as Exhibit A to
         Exhibit 99.2 to the Form 8-K as filed on August 23, 2002 and incorporated by reference herein).

         Exhibit 99.3. Modifications to Second Amended Joint Chapter 11 Plan of Reorganization of Williams Communications Group, Inc. and CG Austria, Inc. (Attachment I to Order Confirming Second Amended Joint Plan of Reorganization of Williams Communications Group, Inc. and CG Austria, Inc.)

         Exhibit 99.4. Consent Order in Aid of Consummation of Debtors' Second Amended Joint Chapter 11 Plan of Reorganization

         Exhibit 99.5. Registrant's monthly operating statement for the month ended August 31, 2002

         Exhibit 99.6. Copy of the Registrant's press release, dated October 1, 2002, publicly announcing the items reported herein.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      WILLIAMS COMMUNICATIONS GROUP, INC.



Date: October 11, 2002                /s/ KATHRYN J. KINDELL
                                      ------------------------------------------
                                      Name:    Kathryn J. Kindell
                                      Title:   Assistant Corporate Secretary



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                                INDEX TO EXHIBITS

EXHIBIT
NUMBER   DESCRIPTION
-------  -----------
99.1.    Copy of the Order Confirming Second Amended Joint Plan of
         Reorganization of Williams Communications Group, Inc. and CG Austria,
         Inc.

99.2.    Second Amended Joint Plan of Reorganization of Williams Communications
         Group, Inc. and CG Austria, Inc. (filed as Exhibit A to Exhibit 99.2 to the Form 8-K as filed on August 23, 2002 and incorporated by reference herein).

99.3. Modifications to Second Amended Joint Chapter 11 Plan of Reorganization of Williams Communications Group, Inc. and CG Austria, Inc.

99.4.    Consent Order in Aid of Consummation of Debtors' Second Amended Joint
         Charter 11 Plan of Reorganization.

99.5.    Registrant's monthly operating statement for the month ended August 31,
         2002

99.6. Copy of the Registrant's press release, dated October 1, 2002, publicly announcing the items reported herein.



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